Exhibit 10.6

GFI SOFTWARE S.A.
2012 SHARE INCENTIVE PLAN

1.                                      Purpose.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain key employees, officers, directors, and consultants of the Company and its Affiliates and promoting the creation of long-term value for the Company and for shareholders of the Company by closely aligning the interests of such individuals with those of such shareholders and the Company.  The Plan authorizes the award of Share-based incentives to Eligible Persons to encourage such persons to expend maximum effort in the creation of shareholder value.  The Plan shall become effective as of the Effective Date; provided, however, that no grants of Awards shall be made under this Plan until the IPO Effective Date.  As of the IPO Effective Date, no further grants shall be made under the Prior Plan.

2.                                      Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)                                 “Affiliate” means, with respect to any person or entity, any other person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person or entity.

(b)                                 “Award” means any Option, Restricted Share, Restricted Share Unit, Share Appreciation Right, or other Share-based award granted under the Plan.

(c)                                  “Award Agreement” means an Option Agreement, a Restricted Share Agreement, an RSU Agreement, an SAR Agreement, or an agreement governing the grant of any other Share-based Award granted under the Plan.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Cause” means, with respect to any Participant and in the absence of an Award Agreement or Participant Agreement otherwise defining Cause, (i) the Participant’s conviction of or indictment for any crime (whether or not involving the Company or its Affiliates) (A) constituting a felony or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Service Recipient, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its Affiliates; (ii) conduct of the Participant, in connection with his employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of the Company or its Affiliates; (iii) any material violation of the policies of the Company or its Affiliates, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Company or its Affiliates; or (iv) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties. In the event that there is an Award Agreement or Participant Agreement defining Cause, “Cause” shall have the meaning provided in such agreement, and a Termination by the Service Recipient for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.

(f)                                   “Change in Control” means:

(i)                                     the acquisition by any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares of the Company representing fifty percent (50%) or more of either (i) the then-issued shares of common stock of the Company (the “Outstanding Company Common Shares”) or (ii) the combined voting power of the then-issued securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this paragraph (i), the following acquisitions shall not give rise to a Change in Control:  (x) any acquisition directly from the Company or any of its Affiliates, (y) any acquisition by any employee benefit plan sponsored or maintained by the Company or any of its Affiliates (or its related trust), (z) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, and (aa) transactions that satisfy the requirements of paragraph (ii)(i) — (iii) below; or

(ii)                                  the consummation of a reorganization, merger, sale, consolidation, amalgamation or share exchange, or the sale or disposition of all or substantially all of the assets of the Company (a “Reorganization”), unless immediately following such Reorganization (i) the Company Voting Securities immediately prior to such Reorganization continue to represent more than fifty percent (50%) of the Company Voting Securities of (A) the corporation or other entity resulting from such Reorganization (the “Surviving Company”) or (B) if applicable, the ultimate parent entity that has, directly or indirectly, beneficial ownership of fifty percent (50%) of the voting securities of the Surviving Company (the “Parent Company”), in substantially the same proportions as their ownership immediately prior to such Reorganization of the Outstanding Company Common Shares and Company Voting Securities, as the case may be, (ii) no “person” or “persons” other than the Company, an employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company (or its related trust) or an entity resulting from such Reorganization, is or becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to vote generally in the election of directors of the Parent Company, or if there is no Parent Company, the Surviving Company, and (iii) at least a majority of the members of the board of directors of the Parent Company, or if there is no Parent Company, the Surviving Company, following the consummation of the Reorganization are individuals who constitute the Board as of the Effective Date at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization.

(g)                                  “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(h)                                 “Committee” means the Board or such other committee consisting of two or more individuals appointed by the Board to administer the Plan and each other individual or committee of individuals designated to exercise authority under the Plan.

(i)                                     “Company” means GFI Software S.A., a joint stock company (société anonyme) existing under the laws of the Grand Duchy of Luxembourg, with its registered office at 7A, rue Robert Stumper, L-2557 Luxembourg, and registered with the Luxembourg Trade and Companies Register under number B 147127.

(j)                                    “Company Voting Securities” has the meaning set forth in Section 2(f)(i) above.

(k)                                 “Corporate Event” has the meaning set forth in Section 10(b) below.

(l)                                     “Data” has the meaning set forth in Section 20(c) below.

(m)                             “Disability” means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event that there is an Award Agreement or Participant Agreement defining Disability, “Disability” shall have the meaning provided in such Award Agreement or Participant Agreement.

(n)                                 “Disqualifying Disposition” means any disposition (including any sale) of Shares acquired upon the exercise of an Incentive Option made within the period that ends either (i) two years after the date on which the Participant was granted the Incentive Option or (ii) one year after the date upon which the Participant acquired the Shares.

(o)                                 “Effective Date” means the date on which the Board adopts the Plan.

(p)                                 “Eligible Person” means (i) each employee and officer of the Company or of any of its Affiliates, (ii) each non-employee director of the Company or any of its Affiliates, (iii) each other natural person who provides substantial services to the Company or any of its Affiliates as a consultant or advisor and who is designated as eligible by the Committee, and (iv) each natural person who has been offered employment or consultancy by the Company or any of its Affiliates; provided that such prospective employee or consultant may not receive any payment or exercise any right relating to an Award until such person has commenced employment or service with the Company or its Affiliates; provided further, however, that (i) with respect to any Award that is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, the term Affiliate as used in this Section 2(p) shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations or other entities in the unbroken chain other than the last corporation or other entity owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and (ii) with respect to any Award that is intended to qualify as an Incentive Option, the term “Affiliate” as used in this Section 2(p) shall include only those entities that qualify as a “subsidiary corporation” with respect to the Company within the meaning of Section 424(f) of the Code or a “parent corporation” with respect to the Company within the meaning of Section 424(f) of the Code.  An employee on an approved leave of absence may be considered as still in the employ of the Company or its Affiliates for purposes of eligibility for participation in the Plan.

(q)                                 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, including rules and regulations thereunder and successor provisions and rules and regulations thereto.

(r)                                    “Expiration Date” means the date upon which the term of an Option or Share Appreciation Right expires, as determined under Section 5(b) or 8(b) hereof, as applicable.

(s)                                   “Fair Market Value” means, as of any date when the Shares are listed on one or more established securities markets, except as otherwise determined by the Committee in a manner consistent with Section 409A of the Code, the closing price reported on the principal national securities exchange on which such Shares are listed and traded on the date of determination, or if the closing price is not reported on such date of determination, the closing price on the most recent date on which such closing price is reported. If the Shares are not listed on an established securities market, the Fair Market Value shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per Share.

(t)                                    “Incentive Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(u)                                 “IPO” means an initial underwritten public offering of the Company’s equity securities pursuant to an effective registration statement filed under the Securities Act other than a registration statement on Form S-4 or Form S-8 or any successor or similar form.

(v)                                 “IPO Effective Date” means the effective date of an IPO.

(w)                               “Nonqualified Option” means an Option not intended to qualify as an Incentive Option.

(x)                                 “Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Shares at a specified price during a specified time period.

(y)                                 “Option Agreement” means a written agreement (including an electronic writing to the extent permitted by applicable law) between the Company and a Participant evidencing the terms and conditions of an individual Option grant.

(z)                                  “Outstanding Company Common Shares” shall have the meaning set forth in Section 2(f)(i) hereof.

(aa)                          “Parent Company” has the meaning set forth in Section 2(f)(ii) above.

(bb)                          “Participant” means an Eligible Person who has been granted an Award under the Plan, or if applicable, such other person who holds an Award.

(cc)                            “Participant Agreement” means an employment or services agreement between a Participant and the Service Recipient that describes the terms and conditions of such Participant’s employment or service with the Service Recipient and is effective as of the date of determination.

(dd)                          “Plan” means this GFI Software S.A. 2012 Share Incentive Plan.

(ee)                            “Prior Plan” means the GFI Software S.à r.l. Amended and Restated Share Option Plan.

(ff)                              “Reorganization” has the meaning set forth in Section 2(f)(ii) above.

(gg)                            “Restricted Shares” means Shares granted to a Participant under Section 6 hereof that are subject to certain restrictions and to a risk of forfeiture.

(hh)                          “Restricted Share Agreement” means a written agreement (including an electronic writing to the extent permitted by applicable law) between the Company and a Participant evidencing the terms and conditions of an individual Restricted Share grant.

(ii)                                  “Restricted Share Unit” means a notional unit representing the right to receive one Share (or the cash value of one Share, if so determined by the Committee) on a specified settlement date.

(jj)                                “RSU Agreement” means a written agreement (including an electronic writing to the extent permitted by applicable law) between the Company and a Participant evidencing the terms and conditions of an individual grant of Restricted Share Units.

(kk)                          “SAR Agreement” means a written agreement (including an electronic writing to the extent permitted by applicable law) between the Company and a Participant evidencing the terms and conditions of an individual grant of Share Appreciation Rights.

(ll)                                  “Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, including rules and regulations thereunder and successor provisions and rules and regulations thereto.

(mm)                  “Service Recipient” means, with respect to a Participant holding a given Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(nn)                          “Share Appreciation Right” means a conditional right to receive an amount equal to the value of the appreciation in the Shares over a specified period. Except in the event of extraordinary circumstances, as determined in the sole discretion of the Committee, or pursuant to Section 10(b) below, Share Appreciation Rights shall be settled in Shares.

(oo)                          “Shares” means the Company’s common shares, nominal value €0.01 per share, and such other securities as may be substituted for such shares pursuant to Section 10 hereof.

(pp)                          “Surviving Company” has the meaning set forth in Section 2(f)(ii) above.

(qq)                          “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa, or a Participant transfers employment or service from the Company to an Affiliate of the Company, or vice versa, or from one Affiliate of the Company to another Affiliate of the Company), such change in status will not be deemed a Termination hereunder. Notwithstanding the foregoing, a Participant’s change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code. Unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.

3.                                      Administration.

(a)                                 Authority of the Committee.  Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (i) select Eligible Persons to become Participants; (ii) grant Awards; (iii) determine type, the number of Shares subject to, other terms and conditions of, and all other matters relating to, Awards; (iv) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan; (v) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein; (vi) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time; and (vii) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding upon all persons, including, without limitation, the Company, its Affiliates, Eligible Persons, Participants, and beneficiaries of Participants.  For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.

(b)                                 Delegation.  To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any Eligible Person who is not an employee of the Company or any of its Affiliates (including any non-employee director of the Company or any Affiliate) must be expressly approved by the Committee in accordance with subsection (a) above.

(c)                                  Section 409A.  The Committee shall take into account compliance with Section 409A of the Code in connection with any grant of an Award under the Plan, to the extent applicable.

4.                                      Shares Available Under the Plan.

(a)                                 Number of Shares Available for Issuance.  Subject to adjustment as provided in Section 10 hereof, the total number of Shares available for issuance in connection with Awards under the Plan shall equal the sum of (i) 3,000,000, as increased annually on the date of each annual meeting of the Company’s shareholders by a number of shares equal to the lower of (A) the number of shares representing two percent (2%) of the Company’s outstanding

Shares on such date, reduced by Shares then available for issuance under the Plan and (B) such number Shares determined by the Board; provided, however, that in no event shall this provision for automatic increase apply on any date that occurs after the tenth (10th) anniversary of the Effective Date without shareholder approval, plus (ii) to the extent that an award outstanding under the Prior Plan as of the IPO Effective Date expires or is canceled, forfeited, settled in cash, or otherwise terminated without a delivery to the grantee of the full number of shares to which the award related, the number of shares that are undelivered.  Shares delivered under the Plan shall consist of newly issued Shares or previously issued Shares reacquired by the Company on the open market or by private purchase. Notwithstanding the foregoing, the number of Shares available for issuance hereunder shall not be reduced by shares issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by, as applicable, NASDAQ Listing Rule 5635(c) and IM-5635-1, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711, or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations.

(b)                                 Share Counting Rules.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award. To the extent that an Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without a delivery to the Participant of the full number of Shares to which the Award related, the undelivered Shares will again be available for grant. Shares withheld in payment of the exercise price or taxes relating to an Award and Shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute Shares delivered to the Participant and shall not be available for future Awards under the Plan.

(c)                                  Incentive Options.  No more than 10,000,000 Shares available for issuance hereunder may be issued or transferred upon exercise or settlement of Incentive Options.

5.                                      Options.

(a)                                 General.  Certain Options granted under the Plan are intended to qualify as Incentive Options. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Options may be granted only to Eligible Persons who are employees of the Company or an Affiliate (as such definition is limited pursuant to Section 2(p) above) of the Company. The provisions of separate Options shall be set forth in separate Option Agreements, which agreements need not be identical.

(b)                                 Term.  The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(c)                                  Exercise Price.  The exercise price per Share for each Option shall be set by the Committee at the time of grant; provided, however, that (A) the exercise price shall at least correspond to the nominal value of the Shares; and (B) if an Option is intended to qualify as either (i) a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, or (ii) an Incentive Option, then in each case the applicable exercise price shall not be less than the Fair Market Value on the date of grant, subject to subsection (g) below in the case of any Incentive Option.

(d)                                 Payment for Shares.  Payment for Shares acquired pursuant to Options granted hereunder shall be made in full upon exercise of an Option (i) in immediately available funds in United States dollars, Euros, British Pounds Sterling or, subject to compliance with applicable laws, in cash equivalents, wire transfer, or by certified or bank cashier’s check; (ii) by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with Shares subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations; or (iii) by any other means approved by the Committee.  Anything herein to the contrary notwithstanding, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

(e)                                  Vesting.  Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires.

(f)                                   Termination of Employment or Service.  Except as provided by the Committee in an Option Agreement or otherwise:

(i)                                     In the event of a Participant’s Termination for any reason other than (A) by the Service Recipient for Cause or (B) by reason of the Participant’s death or Disability, (1) all vesting with respect to such Participant’s outstanding Options shall cease, (2) each of such Participant’s outstanding unvested Options shall expire as of the date of such Termination, and (3) each of such Participant’s outstanding vested Options shall remain exercisable until the earlier of the applicable Expiration Date and the date that is ninety (90) days after the date of such Termination.

(ii)                                  In the event of a Participant’s Termination by reason of such Participant’s death or Disability, (A) all vesting with respect to such Participant’s outstanding Options shall cease, (B) each of such Participant’s outstanding unvested Options shall expire as of the date of such Termination, and (C) each of such Participant’s outstanding vested Options shall remain exercisable until the earlier of the applicable Expiration Date and the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Options shall remain exercisable by the person or persons to whom a Participant’s rights under the Options pass by will or by the applicable laws of descent and distribution until their expiration, but only to the extent that the Options were vested by such Participant at the time of such Termination.

(iii)                               In the event of a Participant’s Termination by the Service Recipient for Cause, all of such Participant’s outstanding Options (whether or not vested) shall immediately expire as of the date of such Termination.

(g)                                  Special Provisions Applicable to Incentive Options.

(i)                                     No Incentive Option may be granted to any Eligible Person who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any parent or subsidiary thereof, unless such Incentive Option (A) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option and (B) cannot be exercised more than five (5) years after the date on which it is granted; provided, however, that to the extent that any such Option does not qualify as an Incentive Option, such Option shall be treated as a Nonqualified Option.

(ii)                                  To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Shares for which Incentive Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Options shall be treated as Nonqualified Options.

(iii)                               Each Participant who receives an Incentive Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an Incentive Option.

6.                                      Restricted Shares.

(a)                                 General.  Restricted Shares may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Awards of Restricted Shares shall be set forth in separate Restricted Share Agreements, which agreements need not be identical. Subject to the restrictions set forth in

Section 6(b), and except as otherwise set forth in the applicable Restricted Share Agreement, the Participant shall generally have the rights and privileges of a shareholder as to such Restricted Shares, including the right to vote such Restricted Shares. Unless otherwise set forth in a Participant’s Restricted Share Agreement, (i) cash dividends, if any, with respect to the Restricted Shares shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the Restricted Shares to which such dividends relate and (ii) dividends or distributions consisting of Shares or other property, if any, shall be paid to the Participant and shall be subject to the same restrictions on transferability and forfeiture as the Restricted Shares with respect to which they were paid. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

(b)                                 Vesting and Restrictions on Transfer.  Restricted Shares shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a Restricted Share Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may, in its sole discretion, accelerate the vesting of any Award of Restricted Shares at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Award of Restricted Shares shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. In addition to any other restrictions set forth in a Participant’s Restricted Share Agreement, until such time as the Restricted Shares have vested pursuant to the terms of the Restricted Share Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Shares.

(c)                                  Termination of Employment or Service.  Except as provided by the Committee in a Restricted Share Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Shares have vested, (i) all vesting with respect to such Participant’s Restricted Shares shall cease, and (ii) as soon as practicable following such Termination and subject to mandatory provisions of applicable law, the Company shall repurchase from the Participant, and the Participant shall sell, all of such Participant’s unvested Restricted Shares at a purchase price equal to the original purchase price paid for the Restricted Shares, or if the original purchase price is equal to zero dollars ($0), such unvested Restricted Shares shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

7.                                      Restricted Share Units.

(a)                                 General.  Restricted Share Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Restricted Share Units shall be set forth in separate RSU Agreements, which agreements need not be identical.

(b)                                 Vesting.  Restricted Share Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an RSU Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may, in its sole discretion, accelerate the vesting of any Restricted Share Unit at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Restricted Share Unit shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason.

(c)                                  Delivery of Shares.  Restricted Share Units shall be subject to a deferral period as set forth in the applicable RSU Agreement, which may or may not coincide with the vesting period, as determined by the Committee in its discretion. Delivery of Shares, cash, or property, as determined by the Committee, will occur upon a specified delivery date or dates upon the expiration of the deferral period specified for the Restricted Share Units in the RSU Agreement. Unless otherwise set forth in a Participant’s RSU Agreement, a Participant shall not be entitled to dividends, if any, with respect to Restricted Share Units prior to the actual delivery of Shares.

(d)                                 Termination of Employment or Service.  Except as provided by the Committee in an RSU Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Share Units have been settled, (i) all vesting with respect to such Participant’s Restricted Share Units shall cease, (ii) each of such Participant’s outstanding unvested Restricted Share Units shall be forfeited for no consideration as of the date of such Termination, and (iii) any Shares remaining undelivered with respect to vested Restricted Share Units then held by such Participant shall be delivered on the delivery date or dates specified in the RSU Agreement.

8.                                      Share Appreciation Rights.

(a)                                 General.  Share Appreciation Rights may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Share Appreciation Rights shall be set forth in separate SAR Agreements, which agreements need not be identical.

(b)                                 Term.  The term of each Share Appreciation Right shall be set by the Committee at the time of grant; provided, however, that no Share Appreciation Right granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(c)                                  Base Price.  The base price per Share for each Share Appreciation Right shall be set by the Committee at the time of grant; provided, however, that if a Share Appreciation Right is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, then the applicable base price shall not be less than the Fair Market Value on the date of grant.

(d)                                 Vesting.  Share Appreciation Rights shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an SAR Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may, in its sole discretion, accelerate the vesting of any Share Appreciation Right at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Share Appreciation Right shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If a Share Appreciation Right is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Share Appreciation Right expires.

(e)                                  Payment upon Exercise.  Payment upon exercise of a Share Appreciation Right may be made in cash, Shares, or property as specified in the SAR Agreement or determined by the Committee, in each case having a value in respect of each Share underlying the portion of the Share Appreciation Right so exercised, equal to the difference between the base price of such Share Appreciation Right and the Fair Market Value of one (1) Share on the exercise date. For purposes of clarity, each Share to be issued in settlement of a Share Appreciation Right is deemed to have a value equal to the Fair Market Value of one (1) Share on the exercise date. In no event shall fractional Shares be issuable upon the exercise of a Share Appreciation Right, and in the event that fractional Shares would otherwise be issuable, the number of Shares issuable will be rounded down to the next lower whole number of Shares, and the Participant will be entitled to receive a cash payment equal to the value of such fractional Share.

(f)                                   Termination of Employment or Service.  Except as provided by the Committee in an SAR Agreement or otherwise:

(i)                                     In the event of a Participant’s Termination for any reason other than (A) by the Service Recipient for Cause or (B) by reason of the Participant’s death or Disability, (1) all vesting with respect to such Participant’s outstanding Share Appreciation Rights shall cease, (2) each of such Participant’s outstanding unvested Share Appreciation Rights shall expire as of the date of such Termination, and (3) each of such Participant’s outstanding vested Share Appreciation Rights shall remain exercisable until the earlier of the applicable Expiration Date and the date that is ninety (90) days after the date of such Termination.

(ii)                                  In the event of a Participant’s Termination by reason of such Participant’s death or Disability, (A) all vesting with respect to such Participant’s outstanding Share Appreciation Rights shall cease, (B) each of such Participant’s outstanding unvested Share Appreciation Rights shall expire as of the date of such Termination, and (C) each of such Participant’s outstanding vested Share Appreciation Rights shall remain exercisable until the earlier of the applicable Expiration Date and the date that is twelve (12) months after the date of such Termination. In the event of a

Participant’s death, such Participant’s Share Appreciation Rights shall remain exercisable by the person or persons to whom a Participant’s rights under the Share Appreciation Rights pass by will or by the applicable laws of descent and distribution until their expiration, but only to the extent that the Share Appreciation Rights were vested by such Participant at the time of such Termination.

(iii)                               In the event of a Participant’s Termination by the Service Recipient for Cause, all of such Participant’s outstanding Share Appreciation Rights (whether or not vested) shall immediately expire as of the date of such Termination.

9.                                      Other Share-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may also grant Shares as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.

10.                               Adjustment for Recapitalization, Merger, etc.

(a)                                 Capitalization Adjustments.  The aggregate number of Shares that may be granted or purchased pursuant to Awards (as set forth in Section 4 above), the number of Shares covered by each outstanding Award, and the price per Share underlying each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, price, or kind of a Share or other consideration subject to such Awards (i) in the event of changes in the outstanding Shares or in the capital structure of the Company by reason of share dividends, extraordinary cash dividends, share splits, reverse share splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event); (ii) in connection with any extraordinary dividend declared and paid in respect of Shares, whether payable in the form of cash, shares, or any other form of consideration; or (iii) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan.

(b)                                 Corporate Events.  Notwithstanding the foregoing, except as provided by the Committee in an Award Agreement or otherwise, in connection with (i) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation or other property or cash; (iii) a Change in Control; or (iv) the reorganization or liquidation of the Company (each, a “Corporate Event”), the Committee may, in its discretion, provide for any one or more of the following:

(i)                                     The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in subsection (a) above;

(ii)                                  The acceleration of vesting of any or all Awards, subject to the consummation of such Corporate Event;

(iii)                               The cancellation of any or all Awards (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation based upon the per-share consideration being paid for the Shares in connection with such Corporate Event, less, in the case of Options, Share Appreciation Rights, and other Awards subject to exercise, the applicable exercise or base price; provided, however, that holders of Options, Share Appreciation Rights, and other Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise or base price is greater than zero dollars ($0), and to the extent that the per-share consideration is less than or equal to the applicable exercise or base price, such Awards shall be canceled for no consideration; and

(iv)                              The replacement of any or all Awards (other than Awards that are intended to qualify as “stock rights” that do not provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date.

Payments to holders pursuant to paragraph (iii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (less any applicable exercise or base price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this subsection (b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his Awards, (B) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Shares, and (C) deliver customary transfer documentation as reasonably determined by the Committee.

(c)                                  Fractional Shares.  Any adjustment provided under this Section 10 may, in the Committee’s discretion, provide for the elimination of any fractional Share that might otherwise become subject to an Award.

11.                               Use of Proceeds.

The proceeds received from the sale of Shares pursuant to the Plan shall be used for general corporate purposes.

12.                               Rights and Privileges as a Shareholder.

Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of Share ownership in respect of Shares that are subject to Awards hereunder until such Shares have been issued to that person.

13.                               Transferability of Awards.

Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and to the extent subject to exercise, Awards may not be exercised during the lifetime of the grantee other than by the grantee. Notwithstanding the foregoing, except with respect to Incentive Options, Awards and a Participant’s rights under the Plan shall be transferable for no value to the extent provided in an Award Agreement or otherwise determined at any time by the Committee.

14.                               Employment or Service Rights.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

15.                               Compliance with Laws.

The obligation of the Company to grant Awards or deliver Shares upon vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to an Award unless such Shares have been properly registered for sale with the Securities and Exchange Commission pursuant to the Securities Act or unless the Company has received an opinion of counsel, satisfactory to the Company, that such Shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the Shares to be offered or sold under the Plan or any Shares to be issued upon exercise or settlement of Awards.

16.                               Withholding Obligations.

As a condition to the vesting, exercise, or settlement of any Award (or upon the making of an election under Section 83(b) of the Code), the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting, exercise, or settlement (or election). The Committee, in its discretion, may permit Shares to be used to satisfy tax withholding requirements, and such Shares shall be valued at their Fair Market Value as of the vesting, exercise, or settlement date of the Award, as applicable; provided, however, that the aggregate Fair Market Value of the number of Shares that may be used to satisfy tax withholding requirements may not exceed the minimum statutorily required withholding amount with respect to such Award.

17.                               Amendment of the Plan or Awards.

(a)                                 Amendment of Plan.  The Board or the Committee may amend the Plan at any time and from time to time.

(b)                                 Amendment of Awards.  The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.

(c)                                  Shareholder Approval; No Material Impairment.  Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without shareholder approval to the extent that such approval is required pursuant to the applicable rules of each national securities exchange on which the Shares are listed. Additionally, no amendment to the Plan or any Award shall materially impair a Participant’s rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 10 hereof, shall constitute an amendment to the Plan or an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time as necessary to bring such Awards into compliance with applicable law, including, without limitation, Section 409A of the Code.

(d)                                 Repricing of Awards.  The Company may, without obtaining shareholder approval, reprice Awards.  For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 10(a)), which shall, for the avoidance of doubt, at least correspond to the nominal value of the Shares; (ii) any other action that is treated as a repricing under international financial reporting standards as adopted by the International Accounting Standards Board; and (iii) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with an event set forth in Section 10(b).

18.                               Termination or Suspension of the Plan.

The Board or the Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.

19.                               Effective Date of the Plan.

The Plan is effective as of the Effective Date.

20.                               Miscellaneous.

(a)                                 Certificates.  Shares acquired pursuant to Awards granted under the Plan shall be evidenced in the manner provided for by the articles of association of the Company and applicable law.  If certificates representing Shares are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Shares.  The Committee may determine, in its sole discretion, that the Shares shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.

(b)                                 Clawback/Recoupment Policy.  Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant.

(c)                                  Data Privacy.  Data Privacy.  The Company is the controller of the Data, as defined below, according to the provisions of the law of 2 August 2002 on protection of persons with regard to the processing of personal data, as amended (the “DPL”). As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any processors or other third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents that recipients of the Data may be located in the Participant’s country or elsewhere, including within or outside of the European Union, and the Participant’s country and any given recipient’s country may not offer an adequate level of protection. By accepting an Award, each Participant authorizes such processors or other third parties to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Company undertakes not to transfer the Data for marketing purposes. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(d)                                 Participants Outside of the United States.  The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non-United States tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 20(d) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non-United States nationals or are primarily employed or providing services outside the United States.

(e)                                  No Liability of Committee Members.  Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such person’s own fraud or willful misconduct and subject to mandatory provisions of law; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of association, as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(f)                                   Payments Following Accidents or Illness.  If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(g)                                  Governing Law.  The Plan shall be governed by and construed in accordance with the internal laws of the Grand Duchy of Luxembourg without reference to the principles of conflicts of laws thereof.

(h)                                 Funding.  No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.

(i)                                     Reliance on Reports.  Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by an independent auditor (réviseur d’entreprises agréé) of the Company and upon any other information furnished in connection with the Plan by any person or entity other than such member.

(j)                                    Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

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